PROMISSORY NOTE

Original Purchase Amount: $75,000
Original Principal Amount: $82,500

Issue Date: October 2, 2024

FOR VALUE RECEIVED, Clean Vision Corporation, a Nevada corporation (the "***Borrower***"), promises to pay to the order of GS Capital Partners, LLC, a Nevada limited liability company (collectively, with any and all of its successors and assigns and/or any other holder of this Note, "***Lender***"), without offset, in immediately available funds in lawful money of the United States of America, without counterclaim or setoff and free and clear of, and without any deduction or withholding for, any taxes or other payments), by wire transfer in accordance with the instructions provided by Lender, the purchase sum of Seventy-Five Thousand Dollars ($75,000.00) (the "***Purchase Amount***") for a principal amount of Eighty-Two Thousand Five Hundred Dollars ($82,500).00) (the "Principal Amount"), including an original issue discount of Seven Thousand Five Hundred Dollars ($7,500.00) (or the unpaid balance of all principal advanced against this Promissory Note (this "***Note***")), collectively with any and all other indebtedness to Lender under this Note (the "***Indebtedness***") evidenced, governed, or secured by or arising under this Note. The loan evidenced by this Note is referred to herein as the "***Loan.***"

1. **Payment Schedule and Maturity Date.** The Indebtedness, together with all accrued and unpaid interest and all other amounts payable hereunder (collectively, the "***Obligations***"), shall be due and payable in full on or before December 2, 2024 (the "***Maturity Date***"). The Borrower may prepay the Obligations without the prior written consent of the Lender. Concurrently herewith, the Borrower shall issue 2,000,000 shares of its common stock to the Lender.

   Future Capital Infusions. If the Borrower raises or accesses capital of at least $500,000 while the Note is outstanding, such proceeds must be utilized to satisfy the Note.

2 **Interest.** The Indebtedness from day-to-day outstanding that is not past due shall bear interest at a rate per annum equal to 10 percent, simple, and computed on the basis of a 365-day year beginning on the date such amount is advanced by the Lender to the Borrower.

3 **Events of Default.** The occurrence of any one or more of the following shall constitute an "***Event of Default***" under this Note:

   3.1 Borrower fails to pay: (i) when and as required to be paid under this Note, including, without limitation, the Indebtedness or interest accrued thereon or (ii) within 10 calendar days after the same becomes due, any other amount payable hereunder.

3.2 Borrower fails to perform or observe any material term, covenant or agreement contained in this Note other than the payment of money which is the subject of Section 3.1 above and such failure continues for 14 calendar days.

3.3 Borrower becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of Borrower and is not released, vacated, or fully bonded within 60 calendar days after its issue or levy.

4 **Remedies.** Upon the occurrence of an Event of Default, interest shall accrue at 22% annual rate and the Lender may at any time thereafter exercise any one or more of the following rights, powers, and remedies:

4.1 Lender may accelerate the Maturity Date and declare the Indebtedness and accrued but unpaid interest thereon, and all other amounts payable hereunder, at once due and payable, and upon such declaration the same shall at once be due and payable.

4.2 Lender may exercise any of its other rights, powers, and remedies hereunder or at law or in equity.

4.3 Lender may convert at a fixed price of $0.01 per share, with Most Favored Nation protection.

4.4 Lender shall receive an additional 2,000,000 shares of restricted common stock

4.5 Borrower shall issue reserve shares equal to 3 times the amount needed to repay the note

All of the rights and remedies of Lender under this Note are cumulative of each other and of any and all other rights at law or in equity, and the exercise by Lender of any one or more of such rights and remedies shall not preclude the simultaneous or later exercise by Lender of any or all such other rights and remedies.

5 **Costs and Expenses of Enforcement.** Borrower agrees to pay to Lender on demand all costs and expenses incurred by Lender in seeking to collect this Note or to enforce any of Lender's rights and remedies under the this Note, including court costs and reasonable attorneys' fees and expenses, whether or not suit is filed hereon, or whether in connection with bankruptcy, insolvency, or appeal.

6 **Successors and Assigns.** The terms of this Note shall bind and inure to the benefit of the representatives, successors, and assigns of the parties. The foregoing sentence shall not be construed to permit Borrower to, and Borrower shall not, assign the Loan, or its rights and obligations under this Note, except as otherwise expressly permitted hereunder.

7 **Notices.** All notices, requests, demands and other communications in connection with this Note shall be in writing and shall be deemed given if (a) delivered personally, on the date of such delivery, (b) upon non-automated confirmation of receipt when transmitted via electronic mail, or (c) on receipt (or refusal to accept delivery) after dispatch by registered or certified mail

(return receipt requested), postage prepaid, or by a nationally recognized overnight courier (with confirmation of delivery), addressed, in each case, as follows:

If to Borrower:	CLEAN VISION CORPORATION 2711 N Sepulveda Blvd #1051 Manhattan Beach, CA 90266 Attention: Dan Bates, CEO Email: d.bates@cleanvisioncorp.com
If to Lender:	GS CAPITAL PARTNERS, LLC 1325 Airmotive Way, Suite 202 Reno, NV 89502 Attention: Gabe Sayegh, President Email: gabe@gscapitalfund.com

8 **No Usury.** It is expressly stipulated and agreed to be the intent of Borrower and Lender at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits Lender to contract for, charge, take, reserve, or receive a greater amount of interest than under state law) and that this Section shall control every other covenant and agreement in this Note. If applicable state or federal law should at any time be judicially interpreted so as to render usurious any amount called for under this Note, or contracted for, charged, taken, reserved, or received with respect to the Loan, or if Lender's exercise of the option to accelerate the Maturity Date, or if any prepayment by Borrower results in Borrower having paid any interest in excess of that permitted by applicable law, then it is Lender's express intent that all excess amounts theretofore collected by Lender shall be credited on the principal balance of this Note and all other indebtedness secured hereunder, and the provisions of this Note shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder.

9 **Choice of Law.** This Note and its validity, enforcement, and interpretation shall be governed by the laws of the State of Nevada (without regard to any principles of conflicts of laws) and applicable United States federal law.

10 **Waiver of Jury Trial. BORROWER AND LENDER HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS NOTE CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING, WITHOUT LIMITATION, ANY COURSE OF**

CONDUCT, COURSE OF DEALINGS, STATEMENTS, OR ACTIONS OF LENDER RELATING TO THE ADMINISTRATION OF THE LOAN EVIDENCED BY THIS NOTE OR ENFORCEMENT OF DOCUMENTS EVIDENCING AND/OR SECURING THE LOAN, AND AGREE THAT NEITHER PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EXCEPT AS PROHIBITED BY LAW, EACH OF LENDER AND BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE, OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. EACH OF BORROWER AND LENDER CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF BORROWER OR LENDER HAS REPRESENTED TO THE OTHER, EXPRESSLY OR OTHERWISE, THAT BORROWER OR LENDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR LENDER TO ACCEPT THIS NOTE AND MAKE THE LOAN.

11 **Venue; Jurisdiction. BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS NOTE MAY BE BROUGHT IN THE COURTS OF THE COUNTY OF NEVADA IN THE STATE OF NEVADA OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT. BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT FORUM.**

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, Borrower has duly executed this Note as of the date first above written.

BORROWER:

Clean Vision Corporation, a Nevada corporation

By: ______________________
Name: Dan Bates
Title: CEO

Agreed and accepted by:

LENDER:

GS Capital Partners, LLC

By: ______________________
Name: Gabe Sayegh
Title: President